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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Intelligent Systems Corporation
Norcross, GA

We hereby consent to the incorporation by reference in the registration statements (Form S-8 No. 333-58134, No. 333-32157 and No. 33-99432) of our
report dated February 24, 2003, relating to the consolidated financial statements and schedule of Intelligent Systems Corporation and Subsidiaries appearing in the company's annual report on Form 10-K for the year ended December 31, 2002.


/s/ BDO Seidman, LLP

BDO Seidman, LLP


Atlanta, Georgia
March 28, 2003